Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive to Present at the Fourth Annual Credit Suisse Small & Mid Cap Conference

HOUSTON, September 13, 2013— Group 1 Automotive, Inc. (NYSE: GPI), an international, Fortune 500 automotive retailer, today announced that senior management will present in New York City at Fourth Annual Credit Suisse Small & Mid Cap Conference on September 17, 2013.

Fourth Annual Credit Suisse Small & Mid Cap Conference Details
Date: Tuesday, September 17, 2013
Location: The Waldorf Astoria, New York

The investor presentation slides will be available on the Investor Relations section of Group 1’s website at http://www.group1corp.com/news/events.aspx or www.group1auto.com.

About Group 1 Automotive, Inc.
Group 1 owns and operates 139 automotive dealerships, 178 franchises, and 35 collision centers in the United States, the United Kingdom and Brazil that offer 33 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related vehicle financing, service and insurance contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:
Sheila Roth
Manager, Investor Relations
Group 1 Automotive, Inc.
713-647-5741 | sroth@group1auto.com

Media contacts:
Pete DeLongchamps
V.P. Manufacturer Relations and Public Affairs
Group 1 Automotive Inc.
713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com